Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 31, 2022, in the Registration Statement (Form S-1) and related Prospectus of Wejo Group Limited dated April 14, 2022.

/s/ Ernst & Young LLP

Manchester, United Kingdom

April 14, 2022